Exhibit 10.35

AMENDMENT TO
COMMITMENT TO SERVICES AGREEMENT
THIS AMENDMENT effective as of January 17, 2017 (this “Amendment”) amends that certain Commitment to Services Agreement dated as of July 17, 2015, as amended (the “Agreement”) by and between SCYNEXIS, Inc. and Accuratus Lab Services, Inc. n/k/a Avista Pharma Solutions, Inc. (the “Parties”). Capitalized terms not defined herein have the meaning set forth in the Agreement.
The Parties agree to amend the Agreement as follows:

1.	Initial Term. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Agreement. Unless sooner terminated in accordance with Section 4.3 hereof or upon the mutual written agreement of the Parties, the term of this Agreement shall commence on the Effective Date and continue in effect until January 31, 2018 (the “Initial Term”); provided that all Project Addenda still in effect shall continue in effect only until the completion of the Services under such outstanding Project Addendum, subject to Section 4.3.”

2.
Effect of Amendment. Except as expressly modified by this Amendment, all other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. This Amendment is made pursuant to Section 10.4 of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed and executed by their proper officers thereunto duly authorized as of the date first above written.
SCYNEXIS, INC.

By:    /s/ Marco Taglietti, M.D.
Name: Marco Taglietti, M.D.
Title: Chief Executive Officer

AVISTA PHARMA SOLUTIONS, INC.

By:    /s/ Rob Goshert
Name: Rob Goshert
Title: Vice President, Business Operations

Cc:    Matthew Hemington, hemingtonmb@cooley.com
J. David Jacobs, jdj@ampersandcapital.com

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